UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2017

Catasys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31932	88-0464853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 444-4300

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Directors or Certain Officers.

On July 14, 2017, the members of the Board of Directors (the “Board”) of Catasys, Inc. (the “Company” or the “Registrant”) appointed Mr. Michael Sherman, to serve as a member of the Board, effective immediately, and he will serve on the Compensation and the Nominations and Corporate Governance Committees of the Board.

Mr. Sherman is currently on leave as a Managing Director at Barclays Plc, where he worked from 2008 to 2017. Prior to this position, from 1998 to 2008 Mr. Sherman was a Managing Director at Lehman Brothers, Inc. Mr. Sherman has worked in finance for 30 years, having begun as a securities lawyer with Cleary, Gottlieb, Steen & Hamilton in New York and Hong Kong and having served as an investment banker at Salomon Brothers, Lehman Brothers and Barclays.  Mr. Sherman was a Managing Director in Equity Capital Markets at both Lehman Brothers and Barclays, covering Healthcare companies, in addition to companies in other sectors.

Mr. Sherman received a B.A. in History, magna cum laude, from the University of Pennsylvania.  Mr. Sherman also received a J.D., cum laude, from Harvard Law School.

On July 14, 2017, the Board accepted Mr. Marvin Igelman’s resignation from his role as director of the Company and his membership and Chairmanship of the Nominations and Corporate Governance Committee of the Board and membership on the Compensation Committee of the Board. The resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017

CATASYS, INC.

By: /s/ Christopher Shirley Name: Christopher Shirley Title: Chief Financial Officer

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